SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549


Form 8-K


CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934


Date of Report:                        April 28, 1999

Exact name of registrant
as specified in its charter:           BELL ATLANTIC CORPORATION

Commission File Number:                1-8606

State of Incorporation:                Delaware

I.R.S. Employer Identification No.:    23-2259884

Address of principal
executive offices:                     1095 Avenue of the Americas
                                       New York, New York
Zip Code                               10036

Registrant's telephone number,
including area code:                   (212) 395-2121

Former name or former address,
if changed since last report:          Not applicable
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Item 5.  Other Events
         ------------

At a meeting with investors on April 28, 1999, to provide information with regard to the proposed merger between GTE Corporation ("GTE") and a subsidiary of Bell Atlantic Corporation ("Bell Atlantic"), the companies stated that they are working diligently to complete the merger and that they anticipated closing the merger in the 4th quarter of this year. However, a variety of state and federal regulatory agencies must approve the merger and, accordingly, the merger may close in the first half of 2000.

Bell Atlantic and GTE provided the following "sum-of-the-parts" estimate of the equity value of the combined company following the completion of the merger:



                                   Valuation Methodology                               $ Per Share *
-------------------------------------------------------------------------------------------------------
Domestic Wireline                20  - 25% discount to market multiple                        $60 - $65
Domestic Wireless                10x - 12x '99 Cellular EBITDA
                                 $75 per POP for PCS                                            12 - 14
Data (Fiber Assets/BBN)          Market Comparables/Asset Values                                11 - 13
International                    Public Market/Comparables                                       7 -  8
Directory and Other              8x '99 Directory EBITDA                                         8 - 10
                                                                           ----------------------------
Subtotal                                                                                       98 - 110
NPV Synergies                                                                                         7
                                                                           ----------------------------
Firm Value                                                                                    105 - 117
Less Net Debt                                                                                       (15)
                                                                           ----------------------------
Equity Value                                                                       $90 - $100 per share
                                                                           ============================

*  Assumes 2.76 billion combined company shares outstanding

SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                            BELL ATLANTIC CORPORATION


                            By: /s/ Doreen A. Toben
                               ----------------------
                               Doreen A. Toben
                               Vice President - Controller


Date:  April 28, 1999